EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

List of Active Subsidiaries as of December 31, 2009

U.S. Entities

Name	Jurisdiction
MIS Asset Holdings, Inc.	Delaware
MIS Quality Management Corp.	Delaware
Moody’s Advisors Inc.	Delaware
Moody’s Assurance Company, Inc.	New York
Moody’s Assureco, Inc.	Delaware
Moody’s Capital Markets Research, Inc.	Delaware
Moody’s Investors Service, Inc.	Delaware
Moody’s Analytics, Inc.	Delaware
Moody’s Overseas Holdings, Inc.	Delaware
Moody’s Risk Services Corp.	Delaware
Moody’s Wall Street Analytics, Inc.	California
Fermat Inc.	Delaware

Foreign Entities

Name	Jurisdiction
Administración de Calificadora S.A.	Mexico
Fermat Australia Pty. Ltd.	Australia
Fermat (Bejing) Software Co. Ltd.	China
Fermat Co. Ltd.	Korea
Fermat Finance SPRL	Belgium
Fermat FZ LLC	Dubai Internet City
Fermat GmBH	Germany
Fermat International SA	Belgium
Fermat Limited	Hong Kong
Fermat Private Ltd.	Singapore
Fermat SAS	France
Fermatsa Servicos de Informatica LTDA.	Brazil
KIS Pricing, Inc.	Korea
Korea Investors Service, Inc.	Korea
Midroog Ltd.	Israel
MIS Funds Pty. Ltd.	Australia
Moody’s America Latina Ltda.	Brazil
Moody’s Analytics Australia Pty. Ltd.	Australia
Moody’s Analytics do Brasil Ltda.	Brazil
Moody’s Analytics Canada Inc.	Canada
Moody’s Analytics (DIFC) Limited	Dubai International Finance Centre
Moody’s Analytics France SAS	France
Moody’s Analytics Deutschland GmbH	Germany
Moody’s Analytics Hong Kong Ltd.	Hong Kong
Moody’s Analytics Japan KK	Japan
Moody’s Analytics Singapore Pte. Ltd.	Singapore
Moody’s Analytics (Thailand) Co. Ltd.	Thailand

MOODY’S 2009 10-K	107

Name	Jurisdiction
Moody’s Analytics UK Ltd.	United Kingdom
Moody’s Asia-Pacific Group (Singapore) Pte. Ltd.	Singapore
Moody’s Asia Pacific Ltd.	Hong Kong
Moody’s Canada, Inc.	Canada
Moody’s Central Europe A.S.	Czech Republic
Moody’s Central Europe (BVI) Ltd.	British Virgin Islands
Moody’s China (BVI) Ltd.	British Virgin Islands
Moody’s Company Hong Kong Ltd.	Hong Kong
Moody’s de Mexico S.A. de C.V.	Mexico
Moody’s Deutschland GmbH	Germany
Moody’s Dubai (BVI) Ltd.	British Virgin Islands
Moody’s Eastern Europe LLC	Russia
Moody’s Finance Company Ireland	Ireland
Moody’s France S.A.S.	France
Moody’s Group Australia Pty. Ltd.	Australia
Moody’s Group Deutschland GmbH	Germany
Moody’s Group France SAS	France
Moody’s Group Japan GK	Japan
Moody’s Group UK Ltd.	United Kingdom
Moody’s Holdings (BVI) Ltd.	British Virgin Islands
Moody’s Holdings Ltd.	United Kingdom
Moody’s Indonesia (BVI) Ltd.	British Virgin Islands
Moody’s Interfax Rating Agency Ltd.	Russia
Moody’s Investment Co. India Pvt. Ltd.	India
Moody’s Investors Service Beijing Ltd.	China
Moody’s Investors Service (BVI) Ltd.	British Virgin Islands
Moody’s Investors Service Cyprus Ltd.	Cyprus
Moody’s Investors Service Espana, S.A.	Spain
Moody’s Investors Service Hong Kong Ltd.	Hong Kong
Moody’s Investors Service (Korea) Inc.	Korea
Moody’s Investors Service Ltd.	United Kingdom
Moody’s Investors Service Pty. Ltd.	Australia
Moody’s Investors Service Singapore Pte. Ltd.	Singapore
Moody’s Investors Service (South Africa) Pty. Ltd.	South Africa
Moody’s Israel Holdings, Inc.	British Virgin Islands
Moody’s Italia S.r.l.	Italy
Moody’s Japan Kabushiki Kaisha	Japan
Moody’s Latin America Calificadora de Riesgo S.A.	Argentina
Moody’s Latin America Holding Corp.	British Virgin Islands
Moody’s Mauritius Holdings Ltd.	Mauritius
Moody’s Middle East Ltd.	Dubai International Finance Centre
Moody’s Singapore Pte. Ltd.	Singapore
Moody’s Software Development (Shenzhen) Ltd.	China
Moody’s South Africa (BVI) Ltd.	British Virgin Islands
Moody’s Taiwan Corporation	Taiwan
Moody’s Wall Street Analytics UK Ltd.	United Kingdom
PT Moody’s Indonesia	Indonesia

108	MOODY’S 2009 10-K